SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 15, 2005
(Date of earliest event reported)
Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)
(770) 279-3100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On December 15, 2005, Smart Video Technologies, Inc. (the “Company”) received a letter on behalf of Enable Growth Partners, L.P. (“Enable”) demanding that the Company pay cash damages of $1,757,567.71 within five business days thereafter. Enable alleges that it sold 295,001 shares of the Company’s common stock in the public markets during November 2005 in reliance on the Company’s Registration Statement on Form SB-2 that was declared effective on July 1, 2005. The Company was unable to issue unlegended shares to cover Enable’s alleged sale of 295,001 shares because such registration statement did not contain current information regarding the Company. As a result, Enable alleges that it was required to purchase shares of the Company’s common stock in the open market to satisfy its sale of such securities. The Company is presently evaluating Enable’s claim. There can be no assurances at this time that the Company will be successful in defending Enable’s damage claim.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.
By:	/s/ Richard E. Bennett, Jr.
	Name:	Richard E. Bennett, Jr.
	Title:	President & CEO

Date: December 22, 2005